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                                                                   EXHIBIT 99.11


[VEDDERPRICE LETTERHEAD]




                                                                    May 16, 2001



Alleghany Funds
171 North Clark Street
Chicago, Illinois  60601

         Re:      Alleghany Funds
                  Registration Statement on Form N-14

Ladies and Gentlemen:

         We are acting as counsel for Alleghany Funds, a Delaware business trust (the "Trust"), in connection with the Trust's filing of a registration statement on Form N-14 (the "Registration Statement") with the Securities and Exchange Commission covering the registration of series of shares of beneficial interest, no par value per share, (the "Shares") of the Trust designated as Alleghany/Chicago Trust Bond Fund, Alleghany/Chicago Trust Balanced Fund and Alleghany/Chicago Trust Municipal Bond Fund (the "Acquiring Funds"), pursuant to the proposed reorganization of the series of shares of the ABN AMRO Funds ("Acquired Trust") designated as ABN AMRO Fixed Income Fund, ABN AMRO Balanced Fund and ABN AMRO Tax-Exempt Fixed Income Fund (the "Acquired Funds"), as described in the Registration Statement and pursuant to that certain form of Agreement and Plan of Reorganization by the Trust on behalf of the Acquiring Funds and the Acquired Trust on behalf of the Acquired Funds as filed with the Registration Statement (the "Agreement"). We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

         In that capacity, we have examined such records, certificates and other documents, and have made such other factual and legal investigations as we have deemed necessary and appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

         Based upon the foregoing, it is our opinion that:

         (1) The Trust is a Delaware business trust validly existing under the laws of the State of Delaware and is authorized to issue an unlimited number of Shares in the Acquiring Funds.



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VEDDERPICE

Alleghany Funds
May 16, 2001
Page 2

         (2) Presently and upon such further issuance of the Shares in accordance with the Trust's Declaration of Trust and the receipt by the Trust of the consideration described in the Agreement and when the pertinent provisions of the Securities Act of 1933 and such "blue sky" and securities laws as may be applicable have been complied with, and assuming that the Trust continues to validly exist as provided in (1) above, the Shares are and will be legally issued and outstanding, fully paid and nonassessable.

                                       Respectfully submitted,

                                       VEDDER, PRICE, KAUFMAN & KAMMHOLZ